Exhibit 99.2

2016 ANNUAL MEETING FINAL CERTIFIED VOTE TABULATION

Annual Meeting Date: June 7, 2016 / Record Date: April 13, 2016

Eligible Class A Votes:	49,080,114	Class A Quorum Total:	39,842,032	81.18%

Eligible Class B Votes:	1,001,714	Class B Quorum Total:	1,001,714	100.00%

Total Class A & Class B:	50,081,828	Class A & B Quorum Total:	40,843,746	81.55%

PROPOSAL NO. 1

THE ELECTION OF CLASS A MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class A shares outstanding as of the Record Date: 49,080,114

PROPOSAL #1 (CLASS A DIRECTORS)	IN PERSON	BY PROXY	TOTAL

FOR:
Dr. E. Dean Gage	—	5,955,591	5,955,591
Steven F. Shelton	—	6,218,876	6,218,876
Timothy T. Timmerman	—	5,364,609	5,364,609
Dr. Robert B. Sloan, Jr.	—	6,772,575	6,772,575

WITHHELD:
Dr. E. Dean Gage	—	189,874	189,874
Steven F. Shelton	—	21,582	21,582
Timothy T. Timmerman	—	187,560	187,560
Dr. Robert B. Sloan, Jr.	—	27,090	27,090

ABSTAIN:
Dr. E. Dean Gage	—	4,613,394	4,613,394
Steven F. Shelton	—	4,518,402	4,518,402
Timothy T. Timmerman	—	5,206,691	5,206,691
Dr. Robert B. Sloan, Jr.	—	3,959,194	3,959,194

NON-VOTES:
Dr. E. Dean Gage	—	2,555,434	2,555,434
Steven F. Shelton	—	2,555,434	2,555,434
Timothy T. Timmerman	—	2,555,434	2,555,434
Dr. Robert B. Sloan, Jr.	—	2,555,434	2,555,434

UNCAST:
Dr. E. Dean Gage	—	26,527,738	26,527,738
Steven F. Shelton	—	26,527,738	26,527,738
Timothy T. Timmerman	—	26,527,738	26,527,738
Dr. Robert B. Sloan, Jr.	—	26,527,738	26,527,738

THE ELECTION OF CLASS B MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class B shares outstanding as of the Record Date: 1,001,714

PROPOSAL #1 (CLASS B DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Harold E. Riley	1,001,714	—	1,001,714
Rick D. Riley	1,001,714	—	1,001,714
Dottie S. Riley	1,001,714	—	1,001,714
Dr. Terry S. Maness	1,001,714	—	1,001,714
Grant G. Teaff	1,001,714	—	1,001,714

WITHHELD:	—	—	—

ABSTAIN:	—	—	—

NON-VOTES:	—	—	—

UNCAST:	—	—	—

PROPOSAL NO. 2

TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT:

PROPOSAL #2	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	6,717,471	7,719,185

AGAINST:	—	45,070	45,070

ABSTAIN:	—	3,996,319	3,996,319

NON-VOTES:	—	2,555,434	2,555,434

UNCAST:	—	26,527,738	26,527,738

PROPOSAL NO. 3

TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

PROPOSAL #3	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	9,385,460	10,387,174

AGAINST:	—	35,453	35,453

ABSTAIN:	—	3,939,562	3,939,562

NON-VOTES:	—	—	—

UNCAST:	—	26,481,556	26,481,556